Walmart Highlights Progress on Strategic Initiatives and Outlines Plan to Win with Customers and Shareholders at its Meeting for the Investment Community

•	The company reiterates fiscal year 2018 GAAP EPS[1] guidance of $4.18 to $4.28, or adjusted EPS[1,2] guidance of $4.30 to $4.40.

•	For fiscal year 2019, the company expects EPS[3] to increase approximately 5 percent compared with fiscal year 2018 adjusted EPS[2].

•	The company announces a new $20 billion share repurchase program to replace its existing authorization and expects to utilize the new authorization over an approximate two year period.

BENTONVILLE, Ark., Oct. 10, 2017 - Walmart will host its annual meeting for the investment community today where the company will discuss progress against its strategic initiatives to leverage its unique assets and win with customers and shareholders through innovation, greater convenience and speed. The company is also sharing select guidance information for the next fiscal year.

Walmart President and CEO Doug McMillon will provide an update on how the company is uniquely positioned to win.

“We have good momentum in the business, we’re executing our strategy and moving with speed to win with the customer, who is more connected than ever and embracing tools that will save them both time and money,” said McMillon. “We’re combining the accessibility of our stores with eCommerce to provide new and exciting ways for customers to shop. I’m proud of the team we have in place, the work we have underway and how we are positioned for success in the future.”

McMillon will discuss accomplishments over the past year at Walmart U.S., including traffic and comp sales improvements, strong eCommerce growth and expanded online assortment, two-day free shipping with no membership fee and over 1,000 online grocery pickup locations. He will also highlight innovations around the world such as one-hour delivery from stores in China, commitments to sustainability, service to communities, especially in times of disaster, and investments in associates that are empowering them to drive results and better serve customers.

“We’re proud of the progress we’re making,” McMillon said. “We’re equipping our associates with training and technology so they will continue to innovate in our stores, clubs and through eCommerce to find ways to deliver an enjoyable shopping experience for our customers that is easy, fast, friendly and fun.”

Financial Framework
Walmart CFO Brett Biggs will discuss financial projections through the lens of the company’s financial framework of strong, efficient growth, operating discipline and strategic capital allocation.

Biggs commented, “We feel good about where we are as a company. Our plans are designed to win with both customers and shareholders as we operate within our financial framework. Our financial position is strong, which allows us to invest in the business while returning significant cash to shareholders."

1 Fiscal year 2018 GAAP EPS guidance excludes the impact of any additional charge on extinguishment of debt in fiscal 2018 expected to be associated with the debt tender offer announced on October 6, 2017, as well as the impact of other strategic decisions that could occur during fiscal year 2018.
2 See additional information at the end of this release regarding non-GAAP financial measure.
3 Assumes currency exchange rates remain at current levels.

Additional Fiscal Year 2019 Guidance

•	Consolidated net sales are expected to grow at or above 3 percent, driven by comp-sales and eCommerce growth, assuming currency exchange rates remain at current levels

•	Anticipates sales growth at Walmart U.S. eCommerce to be about 40 percent

•	Expects to add 1,000 online grocery locations in Walmart U.S.

•	Expects to leverage expenses

•	Expects its effective tax rate to be approximately 32.5 percent

Capital Expenditure Details1
The company expects capital expenditures to be approximately $11 billion for fiscal years 2018 and 2019.

•	Walmart U.S. will continue to prioritize store remodels and digital experiences over new stores.

•	eCommerce investments include enhanced supply chain capabilities.

•	In addition to new stores, Walmart International will invest more in fulfillment capabilities

New Unit Details
The company expects global unit growth of approximately 280, including new, expanded and relocated units, for each of the fiscal years 2018 and 2019.

•	Walmart U.S. expects to open fewer than 15 Supercenters and fewer than 10 Neighborhood Markets in fiscal year 2019.

•	Walmart International expects to open approximately 255 new stores with a focus in key markets such as Mexico and China.

About Walmart
Wal-Mart Stores, Inc. (NYSE: WMT) helps people around the world save money and live better - anytime and anywhere - in retail stores, online, and through their mobile devices. Each week, over 260 million customers and members visit our more than 11,600 stores under 59 banners in 28 countries and eCommerce websites in 11 countries. With fiscal year 2017 revenue of $485.9 billion, Walmart employs more than 2.3 million associates worldwide. Walmart continues to be a leader in sustainability, corporate philanthropy and employment opportunity. Additional information about Walmart can be found by visiting http://corporate.walmart.com, on Facebook at http://facebook.com/walmart and on Twitter at http://twitter.com/walmart.

Investor Relations Contact
Steve Schmitt
479-258-7172

Media Relations Contact
Randy Hargrove
800-331-0085

1 Excludes the impact of acquisitions, if any.

Forward-Looking Statements
This release contains certain forward-looking statements that are intended to enjoy the safe harbor protections of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding guidance, forecasts and expectations of Walmart’s management of or for:

•	Adjusted earnings per share and earnings per share for fiscal 2018;

•	Earnings per share for fiscal 2019;

•	Continued momentum in our business and continued innovation in our stores, clubs and through eCommerce;

•	Completion of our new $20 billion share buyback authorization and the timing of such completion;

•	Our flexibility to invest in and grow our business while providing meaningful returns to shareholders;

•	Consolidated net sales and comp sales growth for fiscal 2019;

•	Sales growth at Walmart US eCommerce for fiscal 2019;

•	The number of online grocery locations to be added in fiscal 2019;

•	The levering of expenses in fiscal 2019;

•	Our effective tax rate for fiscal 2019;

•	Capital expenditures, and segment level capital allocations, for fiscal 2018 and fiscal 2019;

•	The prioritization by Walmart U.S. of store remodels and digital experiences over new builds;

•	Our eCommerce investments in supply chain capabilities and merchant tools;

•	Walmart International’s opening more new stores in markets such as China and Mexico; and

•	Total new units for Walmart U.S. by format, and for Walmart International and Sams Club U.S., for fiscal 2018 and fiscal 2019.
Walmart's actual results may differ materially from the guidance, projections, estimates and expectations discussed in or implied by such forward-looking statements as a result of changes in circumstances, assumptions not being realized or other risks, uncertainties and factors, whether globally or in one or more of the markets in which we operate, including:
Economic Factors

•	economic, geo-political, capital markets and business conditions, trends and events around the world and in the markets in which Walmart operates;

•	currency exchange rate fluctuations;

•	changes in market rates of interest;

•	changes in market levels of wages;

•	changes in the size of various markets, including eCommerce markets;

•	unemployment levels;

•	inflation or deflation, generally and in certain product categories;

•	transportation, energy and utility costs;

•	commodity prices, including the prices of oil and natural gas;

•	consumer confidence, disposable income, credit availability, spending levels, shopping patterns, debt levels, and demand for certain merchandise;

•	trends in consumer shopping habits around the world and in the markets in which Walmart operates;

•	consumer enrollment in health and drug insurance programs and such programs' reimbursement rates and drug formularies;

•	initiatives of competitors, competitors' entry into and expansion in Walmart’s markets, and competitive pressures;

•	changes in the trading prices of certain equity investments held by Walmart.
Operating Factors

•	the amount of Walmart’s net sales and operating expenses denominated in U.S. dollar and various foreign currencies;

•	the financial performance of Walmart and each of its segments, including the amounts of Walmart’s cash flow during various periods;

•	Walmart’s need to repatriate earnings held outside of the U.S. and changes in U.S. tax regulations;

•	customer traffic and average ticket in Walmart’s stores and clubs and on its eCommerce websites;

•	the mix of merchandise Walmart sells;

•	the availability of goods from suppliers and the cost of goods acquired from suppliers;

•	the effectiveness of the implementation and operation of Walmart’s strategies, plans, programs and initiatives;

•	the impact of acquisitions and divestitures, store and club closures and other changes in our business portfolio;

•	Walmart’s ability to successfully integrate acquired businesses, including within the eCommerce space;

•	the amount of shrinkage Walmart experiences;

•	consumer acceptance of and response to Walmart’s stores and clubs, eCommerce websites, mobile apps, programs and merchandise offerings, including the Walmart U.S. segment's Grocery Pickup program;

•	new methods for delivery of purchased merchandise to customers;

•	Walmart’s gross profit margins, including pharmacy margins and margins of other product categories;

•	the selling prices of gasoline and diesel fuel;

•	disruption of seasonal buying patterns in Walmart’s markets;

•	Walmart’s expenditures for FCPA and other compliance-related matters;

•	disruptions in Walmart’s supply chain;

•	cybersecurity events affecting Walmart and related costs and impact of any disruption in business;

•	Walmart’s labor costs, including healthcare and other benefit costs;

•	Walmart’s casualty and accident-related costs and insurance costs;

•	the size of and turnover in Walmart’s workforce and the number of associates at various pay levels within that workforce;

•	unexpected changes in Walmart’s objectives and plans;

•	the availability of necessary personnel to staff Walmart’s stores, clubs and other facilities;

•	the availability of skilled labor in areas in which new units are to be constructed or existing units are to be relocated, expanded or remodeled;

•	delays in the opening of new, expanded or relocated units;

•
developments in, and the outcome of, legal and regulatory proceedings and investigations to which Walmart is a party or is subject, and the liabilities, obligations and expenses, if any, that Walmart may incur in connection therewith;

•	changes in the credit ratings assigned to Walmart’s commercial paper and debt securities by credit rating agencies;

•	Walmart’s effective tax rate; and

•	unanticipated changes in accounting judgments and estimates;
Regulatory and Other Factors

•	changes in existing tax, labor and other laws and changes in tax rates, including the enactment of laws and the adoption and interpretation of administrative rules and regulations;

•	governmental policies, programs, initiatives and actions in the markets in which Walmart operates and elsewhere;

•	the possibility of imposition of new taxes on imports and new tariffs and trade restrictions and changes in existing tariff rates and trade restrictions;

•	changes in currency control laws;

•	changes in the level of public assistance payments;

•	the timing of federal income tax refunds;

•	natural disasters, public health emergencies, civil disturbances, and terrorist attacks; and

•	changes in generally accepted accounting principles in the United States.

Such risks, uncertainties and factors also include the risks relating to our operations and financial performance discussed in Walmart's filings with the SEC, including in our Annual Report on Form 10-K for the fiscal year ended January 31, 2017, and Quarterly Report on Form 10-Q for our fiscal quarter ended July 31, 2017. You should read this release in conjunction with that annual report on Form 10-K and Walmart's subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K. You should consider all of the risks, uncertainties and other factors identified above and in those SEC reports carefully when evaluating the forward-looking statements in this release. Walmart cannot assure you that the future results reflected in or implied by any such forward-looking statement will be realized or, even if substantially realized, will have the forecasted or expected consequences and effects for or on Walmart's operations or financial performance. Such forward-looking statements are made as of the date of this release, and Walmart undertakes no obligation to update such statements to reflect subsequent events or circumstances.

Wal-Mart Stores, Inc.
Reconciliation of and Other Information Regarding a Non-GAAP Financial Measure
(Unaudited)

The following information provides a reconciliation of a non-GAAP financial measure presented in the press release to which this reconciliation is attached to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided the non-GAAP financial information presented in the press release, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measure presented in the press release that is calculated and presented in accordance with GAAP. Such non-GAAP financial measure should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measure presented in the press release. The non-GAAP financial measure in the press release may differ from similar measures used by other companies.
Adjusted EPS Guidance
Adjusted EPS Guidance is considered a non-GAAP financial measure. Management believes that Adjusted EPS Guidance for Fiscal 2018 is a meaningful metric to share with investors because that metric, which adjusts EPS for certain items recorded in the period, is the metric that best allows comparison of the expected performance for Fiscal 2018 to the comparable prior period. In addition, the metric affords investors a view of what management is forecasting for Walmart's core earnings performance for Fiscal 2018 and also affords investors the ability to make a more informed assessment of the core earnings performance for the comparable period.
We have calculated Adjusted EPS Guidance for Fiscal 2018 by adjusting for the amount of the impact of: (1) the Q2 loss on the early extinguishment of certain debt and (2) the gain on the sale of Suburbia in Mexico.

	Fiscal 2018
Diluted net income per share:
Forecasted EPS				$4.18 - $4.28

Adjustments:	Pre-Tax Impact	Tax Impact[1]	NCI Impact[2]	Net Impact
Loss on Early Extinguishment of Debt[3]	$0.26	-$0.09	$—	$0.17
Gain on Sale of Suburbia	-0.13	0.04	0.04	-0.05
Net adjustments				$0.12

Adjusted EPS Guidance				$4.30 - $4.40

1 Calculated based on nature of item and statutory rate in effect for relevant jurisdiction.
2 Calculated based on the ownership percentages of the noncontrolling interest at Walmex.
3 Related to Debt Tender Offer announced on June 15, 2017.

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